Exclusive Limited Use Trademark Licensing Agreement

1. Introduction. Agreement dated *March___, 2012,* between *DETHRONE ROYALTY INC.,* (Licensor), and *TO Sports Innovations a Nevada Corporation.*

2. Subject Matter of Agreement. Licensor is the proprietor of the trademarks "DETHRONE ROYALTY & DETHRONE" a composite mark having registration with the United States Patent & Trademark Office (collectively "Trademark") along with derivatives thereof, and Licensee and Licensor wish to permit Licensee to use the Trademark and "DETHRONE BEVERAGES" worldwide per the terms contained herein.

3. Grant of Rights. Licensor grants to Licensee the exclusive right to use the Trademark worldwide in connection with the manufacture and sale of *SPORTS PERFORMANCE OR ENERGY DRINKS,* the merchandise to which the Trademark applies (Merchandise). Licensee undertakes to use the Trademark in the accordance with the terms of this Agreement.

4. Manufacture of Trademarked Merchandise by Licensee. Licensee will manufacture, distribute, and sell SPORTS PERFORMANCE and ENERGY DRINKS at Licensee's own cost and expense. Licensee shall use the Trademark only in connection with merchandise manufactured by it in accordance with this agreement. The quality of the Merchandise shall be satisfactory to Licensor. Licensee shall provide information on all manufacturers used to produce products and WILL ONLY use manufacturers that meet certified requirements.

5. Inspection of Merchandise by Licensor. Licensor, by Licensor's authorized representatives, may at any time enter upon Licensee's premises to determine whether the Merchandise is being manufactured by Licensee in accordance with the provisions of Paragraph 4 of this Agreement. Upon Licensor's request, Licensee shall submit to Licensor's representatives samples of the Merchandise so that Licensor may determine whether the Merchandise's quality is satisfactory.

6. Use of Trademark. Licensee shall indicate Licensor's ownership of the Trademark whenever Licensee uses the Trademark in connection with the advertising, manufacture, or sale of the Merchandise. Licensor will furnish Licensee with samples of Licensor's packages and labels, and Licensee will use only those packages and labels in connection with the Merchandise unless otherwise directed in writing by Licensor. Licensee will be allowed to make Dethrone Royalty promotional items for giveaways with customers and for trade shows subject to pre-approval by Licensor. (Items may not include Dethrone Athletes names or likeness without EXPRESS PRIOR APPROVAL BY LICENSOR.)

7. Protection of Trademark by Licensee. Licensee will comply with all the laws applicable to trademarks including compliance with marking requirements. Should Licensee fail to perform Licensee's obligations under this Paragraph, Licensor may perform them on Licensee's behalf, without notice to Licensee and at Licensee's cost and expense. Not protecting the trademark is terms for immediate termination of this

Exclusive Limited Use Trademark Licensing Agreement

1. **Introduction.** Agreement dated *March 15, 2012,* between *DETHRONE ROYALTY INC.,* (Licensor), and *TO Sports Innovations a Nevada Corporation.*

2. **Subject Matter of Agreement.** Licensor is the proprietor of the trademarks "DETHRONE ROYALTY & DETHRONE" a composite mark having registration with the United States Patent & Trademark Office (collectively "Trademark") along with derivatives thereof, and Licensee and Licensor wish to permit Licensee to use the Trademark and "DETHRONE BEVERAGES" worldwide per the terms contained herein.

3. **Grant of Rights.** Licensor grants to Licensee the exclusive right to use the Trademark worldwide in connection with the manufacture and sale of *SPORTS PERFORMANCE OR ENERGY DRINKS,* the merchandise to which the Trademark applies (Merchandise). Licensee undertakes to use the Trademark in the accordance with the terms of this Agreement.

4. **Manufacture of Trademarked Merchandise by Licensee.** Licensee will manufacture, distribute, and sell SPORTS PERFORMANCE and ENERGY DRINKS at Licensee's own cost and expense. Licensee shall use the Trademark only in connection with merchandise manufactured by it in accordance with this agreement. The quality of the Merchandise shall be satisfactory to Licensor. Licensee shall provide information on all manufacturers used to produce products and WILL ONLY use manufacturers that meet certified requirements.

5. **Inspection of Merchandise by Licensor.** Licensor, by Licensor's authorized representatives, may at any time enter upon Licensee's premises to determine whether the Merchandise is being manufactured by Licensee in accordance with the provisions of Paragraph 4 of this Agreement. Upon Licensor's request, Licensee shall submit to Licensor's representatives samples of the Merchandise so that Licensor may determine whether the Merchandise's quality is satisfactory.

6. **Use of Trademark.** Licensee shall indicate Licensor's ownership of the Trademark whenever Licensee uses the Trademark in connection with the advertising, manufacture, or sale of the Merchandise. Licensor will furnish Licensee with samples of Licensor's packages and labels, and Licensee will use only those packages and labels in connection with the Merchandise unless otherwise directed in writing by Licensor. Licensee will be allowed to make Dethrone Royalty promotional items for giveaways with customers and for trade shows subject to pre-approval by Licensor. (Items may not include Dethrone Athletes names or likeness without EXPRESS PRIOR APPROVAL BY LICENSOR.)

7. **Protection of Trademark by Licensee.** Licensee will comply with all the laws applicable to trademarks including compliance with marking requirements. Should Licensee fail to perform Licensee's obligations under this Paragraph, Licensor may perform them on Licensee's behalf, without notice to Licensee and at Licensee's cost and expense. Not protecting the trademark is terms for immediate termination of this

contract/agreement. Any legal fees and costs from defending the trademark are recoverable from Licensee.

8. Assignment by Licensee. None of the rights granted to Licensee by this Agreement can be assigned, subleased, licensed or otherwise transferred to others without Licensor's express written consent. Licensee can have the Merchandise manufactured by others for Licensee. In such event, the agreements between Licensee and Licensee's subcontractors shall be subject to Licensor's written approval, which consent shall not be unreasonably withheld.

9. Royalties. Licensee will pay Licensor as follows:

a) Year 1 = Royalty of 12% of Gross profit.
b) Year 2 = $50,000 payment due March ______, 2013 plus 8% of GROSS Profit
c) Year 3 = $100,000 or 6% of Gross Profit whichever is higher
d) Year 4 = $150,000 or 6% of Gross Profit whichever is higher
e) Year 5 = $200,000 or 6% of Gross Profit whichever is higher

The amount to be paid per year will ALWAYS be guaranteed and split up in Quarterly payments unless royalty amount is higher. The Royalty will be paid Quarterly if higher than the guaranteed amount. All payments due with 15 days of beginning of Quarter.

There will be no set minimum sales for the 1st year to keep the license. The minimum NET Sales will be as follows: (Not hitting minimums is grounds for Licensee termination of contract.

a) Year 1 = $0
b) Year 2 = $3,000,000
c) Year 3 = $6.000,000
d) Year 4 = $9,000,000
e) Year 5 = $12,000,000

10. Licensor will be allowed to purchase product for promotional purposes from Licensee for 10% below wholesale with payment due within 30 (thirty) days.

11. Late Payment Penalties: Any late payments shall require Licensee to pay Licensor, in addition to the amount due, interest (accruing at the time such obligation was first owed) at one percent (1%) per month or the highest prime lending rate of JP Morgan Chase Bank (or its successor bank, if any), whichever is greater, on the amounts delinquent for the period of the delinquency, without prejudice to any other rights of Licensor in connection therewith.

12. PERIODIC STATEMENTS: Within thirty (30) days after the first day of the License Period, and promptly on the 15th day of every reporting period, Licensee shall furnish to Licensor complete and accurate statements, certified to be accurate by Licensee, or if a corporation, by an officer of Licensee, showing the sales volume of each Licensed Product (itemized by Licensed Product, Licensed Properties depicted on such Licensed Product, country into which the Licensed Product is sold, distribution channel through which the Licensed Product is sold and as Licensor shall otherwise require from time to time), gross sales price, allowable itemized deductions from gross sales price, and Net Wholesale Sales price or Net Retail Sales price, as applicable, of the

Licensed Products distributed and/or sold by Licensee or any Licensee Affiliate during the preceding Reporting Period, together with any returns made during the preceding Reporting Period. The statements required pursuant to this Paragraph shall be furnished to Licensor whether or not any of the Licensed Products have been sold, or any payment is shown to be due Licensor, during the Reporting Periods in which such statements are due. Licensee shall furnish to Licensor sufficient background information so as to make such statements intelligible to Licensor, and on request of Licensor, a complete list of Licensee's customers to whom Licensed Products have been sold and corresponding information regarding distribution to such accounts. Licensor agrees that it will not divulge said customer list to any other licensee of Licensor, to any other competitor licensing organization, or to any competitor of Licensee, as identified by Licensee in writing, except as required by law. Receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement or of any sums paid hereunder shall not preclude Licensor from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payments made by Licensee.

13. BOOKS AND RECORDS:

A. Licensee shall keep, maintain and preserve in its principal place of business for at least three (3) years following termination or expiration of this Agreement or any renewal thereof, complete and accurate records and accounts covering all transactions relating to this Agreement and pertaining to the various items required to be shown on the statements to be submitted by Licensee, including, without limitation, invoices, correspondence and banking, financial and other records in Licensee's possession or under its control. To the extent that such records are commingled with other business records of Licensee, Licensor shall nonetheless be entitled to review all of Licensee's records. Such records and accounts shall be available for inspection and audit (and copying at Licensor's expense) at Licensee's principal place of business or such other Licensee-controlled facility as Licensor shall request during or after the License Period or "Sell-Off Period" (as defined in Paragraph 17 below) of this Agreement during reasonable business hours and upon reasonable notice (not to exceed thirty (30) days) by Licensor or its representatives. Licensee agrees not to cause or permit any interference with Licensor or representatives of Licensor in the performance of their duties of inspection and audit. To the extent that Licensee does not have all records and management personnel available during Licensor's scheduled audit and such audit needs to be rescheduled, the cost of the rescheduled audit will be the responsibility of Licensee.

B. The exercise by Licensor, in whole or in part or at any time or times, of the right to audit records and accounts or of any other right herein granted, the acceptance by Licensor of any statement or statements or the receipt and deposit by Licensor of any payment tendered by or on behalf of Licensee shall be without prejudice to any rights or remedies of Licensor and shall not stop or prevent Licensor from thereafter disputing the accuracy of any such statement or payment..

C. Upon demand of Licensor, Licensee shall at its own expense, but not more than once in any twelve (12) month period, furnish to Licensor a detailed statement, certified by an independent certified public accounting firm approved by Licensor, showing the sales volume of each Licensed Product, gross sales price, itemized deductions from gross sales price and Net Wholesale Sales price or Net Retail Sales price, as applicable, of the Licensed Products covered by this Agreement distributed and/or sold by Licensee and Licensee Affiliates to the date of Licensor's demand. Licensee shall additionally provide, on Licensor's written request and at

Licensee's cost, the audited financial statements for Licensee and/or any Licensee Affiliate for the requested year(s).

D. A Marketing plan and budget must be submitted to Licensor for review by end of 3rd (third) quarter.

14. INDEMNIFICATIONS AND PROTECTIONS:

A. Licensee hereby agrees to indemnify, defend and hold Licensor and its owners, shareholders, directors, officers, employees, agents, representatives, successors and assigns harmless from any claims, suits, damages or costs (including reasonable attorneys' fees and expenses) arising from any products liability claims, liability, tort or civil suit stemming from the manufacture of Sports Drink or Energy Drink any actual or alleged defects or deficiencies in said Licensed Products or the use thereof, or false advertising, fraud, misrepresentation or other claims related to the Licensed Products.

B. Licensee shall assist Licensor, to the extent necessary, in the procurement of any protection or to protect any of Licensor's rights to the Licensed Properties, and Licensor, if it so desires and in its sole discretion, may commence or prosecute any claims or suits in its own name (or with the approval of Licensee in the name of Licensee or join Licensee as a party thereto) it being understood that nothing herein shall be deemed a waiver of Licensor's rights under applicable laws and governing rules of civil procedure regarding impleading or interpleading parties in a litigation. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Licensed Properties of which it is aware. Licensor shall have the sole right to determine whether or not any action shall be taken on account of such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of Licensor to do so. Licensee agrees that it is not entitled to share in any proceeds received by Licensor (by settlement or otherwise) in connection with any formal or informal action brought by Licensor hereunder.

15. INSURANCE: Licensee must obtain, and continuously maintain throughout the License Period, at its own expense:

A. Commercial General Liability Insurance Policy, including contractual liability, products/completed operations liability and advertising liability coverage.

B. Umbrella Liability Insurance. All insurance polices must be issued by an admitted insurance carrier. Licensor, the Licensor Indemnities, and their subsidiary or affiliated companies and its and their directors, officers and employees must be named as Additional Insureds under the Commercial General Liability and Umbrella Liability Policies policy. All of these policies must contain Cross Liability Endorsements. Further, coverage for the Additional Insureds shall apply on a primary basis irrespective of any other insurance, whether collectible or not. All policies shall be endorsed to provide that in the event of cancellation, non-renewal or material modification Licensor shall receive thirty (30) days written notice thereof. Licensee shall furnish Licensor with certificates of insurance evidencing compliance with all insurance provisions noted above prior to the

16. GOODWILL: Licensee recognizes the great value of the publicity and goodwill associated with the DETHRONE ROYALTY marks and, in such connection, acknowledges that such goodwill belongs exclusively to Licensor.

17. SPECIFIC UNDERTAKINGS OF LICENSEE: During the License Period (5 years), each additional license period, if any, and, with respect to all Paragraphs, contained in this contract/agreement, thereafter in perpetuity, Licensee represents, warrants and agrees that:

A. It will not acquire any rights in the Licensed Properties as a result of its use thereof and all uses of the Licensed Properties shall inure to Licensor's benefit;

C. It will not at any time apply for any registration of any copyright, trademark, service mark or other designation which would affect the ownership of the DETHRONE ROYALTY Marks, or file any document with any governmental authority or take any action which would affect the ownership of the DETHRONE ROYALTY Marks or aid or abet anyone in doing so;

D. It will not harm, misuse or bring into disrepute the DETHRONE ROYALTY Marks or Likenesses;

E. It will manufacture, sell, promote, advertise and distribute the Licensed Products in a legal and ethical manner and in accordance with the terms and intent of this Agreement;

F. It will not create any expenses chargeable to Licensor without the prior written approval of Licensor;

G. It will protect to the best of its ability the right to manufacture, sell and distribute the Licensed

18. TERMINATION:

A. Immediate Termination: Licensor shall have the right to terminate this Agreement immediately upon the occurrence of any one or more of the following events (herein called "defaults"):

(i) If any governmental agency or court of competent jurisdiction finds that the Licensed Products are defective in any material way, manner or form and Licensor reasonably determines in its sole discretion in good faith that the publicity generated by such deficiency is of a scope and type that detrimentally affects the image of DETHRONE ROYALTY; or

B. Termination With *30 (THIRTY)* Day Cure Period: Licensor shall have the right to terminate this Agreement upon the occurrence of any one or more of the following defaults, and Licensee's failure to cure such default(s) completely within ***30 (THIRTY)*** business days from Licensee's receipt of notice from Licensor:

(i) If Licensee fails to make any payment due hereunder on the date due, or fails to satisfy any outstanding payment obligation under any other agreement with Licensor, at which time all such monies, together with all other monies under this Agreement shall become due and payable to Licensor; or

(ii) If Licensee fails to maintain in full force and effect the insurance specified in agreement.

(iii) If Licensee fails to deliver any of the statements hereinabove referred to or to give access to the premises and/or license records pursuant to the provisions hereof to Licensor's authorized representatives for the purposes permitted hereunder; or

C. Licensor's right to terminate this Agreement shall be without prejudice to any other rights which it may have, whether under the provisions of this Agreement, in law or in equity or otherwise. In the event any of these defaults occurs and Licensor desires to exercise its right of termination under the terms of this Paragraph 16, Licensor shall give notice of termination in writing to Licensee. Upon such Licensor termination:

19. FINAL STATEMENT UPON TERMINATION OR EXPIRATION: Licensee shall deliver to Licensor, as soon as practicable, following expiration or termination of this Agreement, a statement indicating the number and description of the Licensed Products on hand. Following expiration Licensee may manufacture no more Licensed Products, but, subject to the terms of the following sentence, may continue to distribute its remaining inventory for six (6) months (herein defined as the "Sell-Off Period"), and payment of applicable Royalties relative thereto; provided, however, that such Royalties shall not be applicable against Advance Compensation or Guaranteed Compensation. Notwithstanding the foregoing, Licensee shall not manufacture, sell or distribute any Licensed Products (i) after termination of this Agreement by Licensor, (ii) after expiration of the Sell-Off Period, or (iii) upon Licensee's default hereunder pursuant to the terms of this agreement. Furthermore, Licensee shall ensure that the distributors, jobbers and middlemen with whom it deals in respect of the Licensed Products shall not distribute the Licensed Products after the occurrence of any one of the events identified in (i), (ii) or (iii) in the previous sentence. Licensor shall have the option to conduct physical inventories before termination, and before expiration and continuing until the end of the Sell-Off Period, in order to ascertain or verify such inventories and/or statement. Immediately upon the earlier of termination and expiration of the Sell-Off Period, Licensee shall furnish Licensor a detailed statement certified by an officer of Licensee showing the number and description of Licensed Products on hand in its inventory and shall dispose of such inventory at Licensor's direction and at Licensee's expense. In the event Licensee refuses to permit Licensor to conduct such physical inventory, Licensee shall forfeit its right hereunder to dispose of such inventory. In addition to such forfeiture, Licensor shall have recourse to all other remedies available to it.

20. INJUNCTION: Licensee acknowledges that its breach of any of the terms or conditions of this Agreement, or its failure upon the expiration or termination of this Agreement to cease the manufacture of the Licensed Products and limit their distribution and sale as provided in Paragraph 17 hereof, shall result in immediate and irreparable damage to Licensor. Licensee also acknowledges that there may be no adequate remedy at law for such failures and that in the event

thereof Licensor shall be entitled to equitable relief in the nature of an injunction and to all other available relief, at law and/or in equity.

21. **RESERVATION OF RIGHTS:** Licensor retains all rights not expressly and exclusively conveyed herein, and Licensor may license firms, individuals, partnerships or corporations to use the DETHRONE ROYALTY Marks (including Derivative Works), artwork and textual matter in connection with other products. Notwithstanding any exclusivity granted herein, Licensor reserves the right to use, or license others to use.

22. **WAIVER, MODIFICATION, ETC.:** No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein. No waiver by either party hereto of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision hereof. The exercise of any right granted to either party hereunder shall not operate as a waiver. The normal expiration of the term of this Agreement shall not relieve either party of its respective obligations accruing prior thereto, nor impair or prejudice the respective rights of either party against the other, which rights by their nature survive such expiration. Licensor makes no warranties or representations to Licensee except those specifically expressed herein.

23. **NO PARTNERSHIP, ETC.:** This Agreement does not constitute and shall not be construed as constituting an agency, partnership or joint venture relationship between Licensee and Licensor. Licensee shall have no right to obligate or bind Licensor in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

24. **NON-ASSIGNABILITY, OWNERSHIP, AND LICENSEE REPRESENTATIONS:** Licensee acknowledges and recognizes: (a) that it has been granted the license described in Paragraph 1 because of its particular expertise, knowledge, judgment, skill and ability; (b) that it has substantial and direct responsibilities to perform this Agreement in accordance with all of the terms contained herein; (c) that Licensor is relying on Licensee's unique knowledge, experience and capabilities to perform this Agreement in a specific manner consistent with the high standards of integrity. and (d) that the granting of the license under this Agreement creates a relationship of confidence and trust between Licensee and Licensor. This Agreement is personal to Licensee, and Licensee shall not sublicense, assign, or franchise any of its rights hereunder, or undergo a change in majority or controlling ownership (hereinafter, the "Ownership Change")

Licensee acknowledges and agrees that Licensor may assign this Agreement to any of its currently affiliated entities without notice to, or approval by, Licensee. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

25. **PARAGRAPH HEADINGS:** Paragraph headings contained in this Agreement are for convenience only and shall not be considered for any purpose in governing, limiting, modifying, construing or affecting the provisions of this Agreement and shall not otherwise be given any legal effect.

26. **CONSTRUCTION AND JURISDICTION:** The validity, construction, and enforceability of this Agreement shall be governed by the internal laws of the State of California, without giving effect to conflict of laws principles thereof. The United States District Court for

the Northern District of California and the Supreme Court of the State of California shall be the sole venues for any dispute arising directly or indirectly from the relationship created or the transactions contemplated by this Agreement.

27. SEVERABILITY: The determination that any provision of this Agreement is invalid or unenforceable shall not invalidate this Agreement, and the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

28. TIME OF THE ESSENCE: Time is of the essence of all parts of this Agreement.

29. INTEGRATION: This Agreement, when fully executed, shall represent the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, understandings or agreements, oral or written, between the parties with respect to the subject matter hereof.

30. MISCELLANEOUS: By signing below, Licensee acknowledges that this Agreement is for the term of 5 (Five) years only and that neither the existence of this Agreement nor anything contained herein shall impose on Licensor any obligation to renew or otherwise extend this Agreement after expiration of the License Period. Licensee further acknowledges and agrees that it has reviewed this Agreement with its counsel and understands and agrees to every provision contained herein. Licensee additionally acknowledges and agrees that no agreement shall confer renewal or extension rights unless executed by Licensor.

______________ ______________________________

Date Dan Swinmurn on behalf of Dethrone

______________ ________________________________

Date TO Sports Innovations ______________

____

PRINT NAME (TO SPORTS REP)

______________ ________________________________

Date

3-15-12

Date

Dan Swinmurn on behalf of Dethrone

3-15-12

Date

TO Sports Innovations ____________

Toby McBride

PRINT NAME (TO SPORTS REP)

______________ ______________________________

Date